Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Oct 31, 2001
Payment Date	Nov 15, 2001

Calculation of Interest Expense

Index (LIBOR)	2.525000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2001 Oct 15, 2001 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	86,910,544	58,521,846	5,852,185	15,920,699
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.745000%	3.125000%	3.525000%
Interest/Yield Payable on the Principal Balance	205,435	157,481	17,764
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	205,435	157,481	17,764
Interest/Yield Paid	205,435	157,481	17,764

Summary

Beginning Security Balance	86,910,544	58,521,846	5,852,185	15,920,699
Beginning Adjusted Balance	86,910,544	58,521,846	5,852,185
Principal Paid	3,232,237	2,176,462	217,646	626,952
Ending Security Balance	83,678,307	56,345,383	5,634,538	15,328,581
Ending Adjusted Balance	83,678,307	56,345,383	5,634,538
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	83,713,141	56,345,383	5,634,538
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			4,878,544
Ending OC Amount as Holdback Amount				15,328,581
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3217964	$1.1558668	$0.6978420
Principal Paid per $1000	$5.0630284	$15.9746643	$8.5501144